Exhibit 4.2

DESCRIPTION OF U.S. BANCORP’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES
EXCHANGE ACT OF 1934

    U.S. Bancorp (“USB”) has registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (1) its common stock, (2) depositary shares representing shares of its Series A preferred stock, (3) depositary shares representing shares of its Series B preferred stock, (4) depositary shares representing shares of its Series K preferred stock, (5) depositary shares representing shares of its Series L preferred stock, (6) depositary shares representing shares of its Series M preferred stock, (7) depositary shares representing shares of its Series O preferred stock, (8) its Floating Rate Notes, Series CC (Senior), due May 21, 2028 and (9) its 4.009% Fixed-to-Floating Rate Notes, Series CC (Senior), due May 21, 2032.

DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of USB and certain other matters does not purport to be complete and is subject, in all respects, to the provisions of the restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) of USB, as well as applicable Delaware law and applicable provisions of the Adjustable Interest Rate (LIBOR) Act (the “LIBOR Act”) and implementing rules thereunder issued by the Board of Governors of the Federal Reserve System (the “LIBOR Rule”). The following description is qualified by reference to the Certificate of Incorporation, the certificate of designations for each series of preferred stock of USB and the Bylaws, copies of which are incorporated by reference as exhibits to USB’s Annual Report on Form 10-K.

Authorized Capital Stock

The authorized capital stock of USB consists of 4,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 50,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”). As of December 31, 2025, there were 1,555,397,637 shares of Common Stock issued and outstanding and 243,510 shares of Preferred Stock issued and outstanding, of which:

•20,010 were designated as Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), 12,510 of which were issued and outstanding;

•40,000 were designated as Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”), 40,000 of which were issued and outstanding;
•40,000 were designated as Series J Non-Cumulative Perpetual Preferred Stock (the “Series J Preferred Stock”), 40,000 of which were issued and outstanding;
•23,000 were designated as Series K Non-Cumulative Perpetual Preferred Stock (the “Series K Preferred Stock”), 23,000 of which were issued and outstanding;
•20,000 were designated as Series L Non-Cumulative Perpetual Preferred Stock (the “Series L Preferred Stock”), 20,000 of which were issued and outstanding;
•30,000 were designated as Series M Non-Cumulative Perpetual Preferred Stock (the “Series M Preferred Stock”), 30,000 of which were issued and outstanding;
•60,000 were designated as Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Series N Preferred Stock”), 60,000 of which were issued and outstanding; and
•20,000 were designated as Series O Non-Cumulative Perpetual Preferred Stock (the “Series O Preferred Stock”), 18,000 of which were issued and outstanding.

All outstanding shares of USB’s capital stock are fully paid and non-assessable.

Common Stock

Holders of shares of Common Stock are entitled to one vote per share. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, the Bylaws, the rules or regulations of any stock exchange on which the Common Stock is traded, or as otherwise required by law or pursuant to any regulation applicable to USB, if a quorum exists at any meeting of stockholders, stockholders may take action on all matters, other than the election of directors, by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter. A nominee for director will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that if USB’s board of directors determines that the number of nominees for director exceeds the number of directors to be elected at such meeting by the date that is 10 days prior to the date that USB first mails its notice of meeting for such meeting to the stockholders, each of the directors to be elected at such meeting will be elected by a plurality of the votes cast at such meeting assuming a quorum is present. Holders of shares of Common Stock do not have the right to cumulate their votes in the election of directors.

Subject to the prior or equal rights, if any, of any series of Preferred Stock outstanding, the holders of Common Stock are entitled to such dividends as may from time to time be declared by USB’s board of directors from any funds legally available for dividends. USB is subject to various general regulatory policies and requirements relating to the payment of dividends on its capital stock, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as USB, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, USB is subject to Delaware state laws relating to the payment of dividends.

Holders of shares of Common Stock do not have any preemptive right to purchase or subscribe for any additional securities of USB.

In the event of liquidation of USB, after the payment or provision for payment of all debts and liabilities and subject to the prior or equal rights, if any, of the Preferred Stock of any and all outstanding series, the holders of Common Stock will be entitled to share ratably in the remaining assets of USB. Shares of USB Common Stock are fully paid and non-assessable.

The Common Stock has no conversion rights.

The transfer agent and registrar for USB Common Stock is Computershare, Inc. USB’s Common Stock is listed on the NYSE under the symbol “USB.”

Preferred Stock

General

USB’s board of directors or a duly authorized committee thereof has the authority, without further action by USB’s stockholders, unless action is required by applicable laws or regulations or by the terms of any Preferred Stock, to provide for the issuance of Preferred Stock in one or more series and to fix the voting rights, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, by adopting a resolution or resolutions creating and designating such series.

The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock. Any issuance of Preferred Stock may adversely affect the interests of holders of the Common Stock by limiting the control which such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of the Preferred Stock, and otherwise.

As of December 31, 2025, the following depositary shares representing shares of Preferred Stock have been registered pursuant to Section 12 of the Exchange Act:

•Depositary Shares each representing a 1/100th interest in a share of Series A Preferred Stock;
•Depositary Shares each representing a 1/1,000th interest in a share of Series B Preferred Stock;
•Depositary Shares each representing a 1/1,000th interest in a share of Series K Preferred Stock;
•Depositary Shares each representing a 1/1,000th interest in a share of Series L Preferred Stock;
•Depositary Shares each representing a 1/1,000th interest in a share of Series M Preferred Stock; and
•Depositary Shares, each representing a 1/1,000th interest in a share of Series O Preferred Stock.

The depositary shares representing the Series J Preferred Stock and the Series N Preferred Stock described herein have not been registered pursuant to Section 12 of the Exchange Act.

Series A Preferred Stock

General — The depositary is the sole holder of the Series A Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series A Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series A Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series A Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series A Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series A Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series A Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series A Preferred Stock ranks equally with the Series B Preferred Stock, the Series J Preferred

Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock and the Series O Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. Such capital stock is referred to as “Parity Stock.” With respect to the payment of dividends and amounts upon liquidation, the Series A Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB’s Common Stock and any such capital stock are referred to as “Junior Stock.” USB may not issue any class or series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series A Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period (as defined below) and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for such dividend period on all outstanding shares of Series A Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series A Preferred Stock will not be mandatory. Holders of the Series A Preferred Stock will be entitled to receive, if, when and as declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends payable quarterly in arrears on each January 15, April 15, July 15 or October 15 (or, if such day is not a business day, the next business day). The period from and including the date of issuance of the Series A Preferred Stock or any dividend payment date to but excluding the next dividend payment date is referred to as a “dividend period.” Dividends on each share of Series A Preferred

Stock will accrue on the liquidation preference amount of $100,000 per share at a rate per annum equal to the greater of (i) three-month LIBOR1 (computed as provided below) plus 1.02% or (ii) 3.50%. In the case that any date on which dividends are payable on the Series A Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment will be paid in respect of the delay. The record date for payment of dividends on the Series A Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any dividend period will be calculated on the basis of a 360-day year and the number of days actually elapsed. For purposes of the Series A Preferred Stock, a “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Minneapolis, Minnesota, New York, New York or Wilmington, Delaware are not authorized or obligated by law, regulation or executive order to close.

For any dividend period, three-month LIBOR will be determined by the calculation agent on the second London Banking Day immediately preceding the first day of such dividend period in the following manner:

•Three-month LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of a dividend period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that dividend period.

•If the rate described above does not appear on Reuters Screen LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that dividend period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by USB, at approximately 11:00 a.m., London time, on the second London Banking Day preceding the first day of that dividend period. U.S. Bank National Association, as Calculation Agent for the Series A Preferred Stock, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.

1 Following the cessation of representative three-month LIBOR, after June 30, 2023, this three-month LIBOR rate transitioned to three-month CME Term SOFR plus a tenor spread adjustment of 0.26161% in accordance with the LIBOR Act and LIBOR Rule.

•If fewer than two quotations are provided, three-month LIBOR with respect to that dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that dividend period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that dividend period and in a principal amount of not less than $1,000,000.

•If the banks selected by the Calculation Agent to provide quotations are not quoting as described above, three-month LIBOR for that dividend period will be the same as three-month LIBOR as determined for the previous dividend period.

The calculation agent’s establishment of three-month LIBOR and calculation of the amount of dividends for each dividend period will be on file at USB’s principal offices, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

The right of holders of the Series A Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series A Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series A Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series A Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series A Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series A Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series A Preferred Stock that may be in arrears.

Redemption — The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

So long as full dividends on all outstanding shares of the Series A Preferred Stock for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof is set aside, and subject to receipt of the regulatory approvals discussed below, USB may redeem the Series A Preferred Stock in whole or in part at any time, at a redemption price equal to $100,000 per share plus dividends that have been declared but not paid plus accrued and unpaid dividends for the then current dividend period to the redemption date.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series A Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series A Preferred Stock and all stock ranking equal to the Series A Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series A Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

    Voting Rights — Except as provided below, the holders of the Series A Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series A Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods, whether consecutive or not (a “Nonpayment”), the holders of the Series A Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors (the “Preferred Directors”), provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series A Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series A Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive dividend periods following a Nonpayment on the Series A Preferred Stock and any other class or series of Parity Stock, the holders of the Series A Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series A Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series A Preferred Stock become entitled to vote for the election of directors, the Series A Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series A Preferred Stock may become subject to regulations under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”) and/or certain acquisitions of the Series A Preferred Stock may be subject to prior approval by the Federal Reserve Board.

So long as any shares of Series A Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series A Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series A Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series A Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

Series B Preferred Stock

General — The depositary is the sole holder of the Series B Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series B Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series B Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series B Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series B Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series B Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series B Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series B Preferred Stock ranks equally with the Series A Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock and the Series O Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. With respect to the payment of dividends and amounts upon liquidation, the Series B Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB may not issue any class of series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series B Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series B Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for such dividend period on all outstanding shares of Series B Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series B Preferred Stock will not be mandatory. Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends payable quarterly in arrears on each January 15, April 15, July 15 or October 15 (or, if such day is not a business day, the next business day). Dividends on each share of Series B Preferred Stock will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to the greater of (1) three-month LIBOR2 (computed as provided below) plus 0.60% or (2) 3.50%. In the case that any date on which dividends are payable on the Series B Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment will be paid in respect of the delay. The record date for payment of dividends on the Series B Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any dividend period will be calculated on the basis of a 360-day year and the number of days actually elapsed. For purposes of the Series B Preferred Stock, the term “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.

For any dividend period, three-month LIBOR will be determined by the calculation agent on the second London Banking Day immediately preceding the first day of such dividend period in the following manner:

•Three-month LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London Banking Day immediately preceding the first day of such dividend period.

•If the rate described above does not appear on Moneyline Telerate page 3750, three-month LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Banking Day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by USB:
2 Following the cessation of representative three-month LIBOR, after June 30, 2023, this three-month LIBOR rate transitioned to three-month CME Term SOFR plus a tenor spread adjustment of 0.26161% in accordance with the LIBOR Act and LIBOR Rule.

three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a principal amount of not less than $1,000,000. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, three-month LIBOR for the second London Banking Day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.

•If fewer than two quotations are provided as described above, three-month LIBOR for the second London Banking Day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London Banking Day immediately preceding the first day of such dividend period, by three major banks in New York City selected by USB: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a principal amount of not less than $1,000,000.

•If fewer than three banks selected by USB are quoting as described above, three-month LIBOR for the new dividend period will be three-month LIBOR in effect for the prior dividend period.

The calculation agent’s establishment of three-month LIBOR and calculation of the amount of dividends for each dividend period will be on file at USB’s principal offices, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages referred to above or any replacement page or pages on that service.

The right of holders of the Series B Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series B Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series B Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series B Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series B Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series B Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series B Preferred Stock that may be in arrears.

Redemption —The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

The Series B Preferred Stock is redeemable at USB’s option, in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

If shares of the Series B Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series B Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series B Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series B Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series B Preferred Stock is subject to prior approval of the Federal Reserve Board.

Additionally, the Series B Preferred Stock is subject to a “Replacement Capital Covenant,” which will limit USB’s right to redeem the Series B Preferred Stock. In the Replacement Capital Covenant, USB covenants to redeem or repurchase shares of Series B Preferred Stock only if and to the extent that (a) the total redemption or repurchase price is equal to or less than the sum, as of the date of redemption or repurchase, of (i) 133.33% of the aggregate net cash proceeds USB or its subsidiaries have received during the 180 days prior to such date from the issuance and sale of Common Stock plus (ii) 100% of the aggregate net cash proceeds USB or its subsidiaries have received during the 180 days prior to such date from the issuance of certain other specified securities that (A) have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenant, which means generally that such other securities have characteristics that are the same as, or more equity-like than, the applicable characteristics of the Series B Preferred Stock at that time, and (B) qualify as tier 1 capital of USB under the risk-based capital guidelines of the Federal Reserve Board; and (b) USB has obtained the prior approval of the Federal Reserve Board, if such approval is then required by the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series B Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series B Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series B Preferred Stock and all stock ranking equal to the Series B Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series B Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

Voting Rights — Except as provided below, the holders of the Series B Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series B Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods, whether consecutive or not, the holders of the Series B Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors, provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series B Preferred Stock, a special meeting of the holders of Series B Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series B Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series B Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series B Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive dividend periods following a Nonpayment on the Series B Preferred Stock and any other class or series of Parity Stock, the holders of the Series B Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series

B Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series B Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series B Preferred Stock become entitled to vote for the election of directors, the Series B Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series B Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of the Series B Preferred Stock may be subject to prior approval by the Federal Reserve Board.

So long as any shares of Series B Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series B Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series B Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series B Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series B Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series B Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series B Preferred Stock to effect such redemption.

Series J Preferred Stock

General — The depositary is the sole holder of the Series J Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series J Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series J Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series J Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series J Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series J Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series J Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series J Preferred Stock ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock and the Series O Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series J Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. With respect to the payment of dividends and amounts upon liquidation, the Series J Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series J Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB may not issue any class of series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series J Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series J Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series J Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for such dividend period on all outstanding shares of Series J Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series J Preferred Stock will not be mandatory. Holders of Series J Preferred Stock will be entitled to receive, when, as and if declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. Dividends on each share of Series J Preferred Stock will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to (1) from the date of issuance of the Series J Preferred Stock to but excluding April 15, 2027 at a rate per annum equal to 5.300% payable semi-annually in arrears on each April 15 and October 15, through and including, April 15, 2027 and (2) from and including April 15, 2027, at a rate per annum equal to three-month LIBOR3 (computed as provided below) plus 2.914% payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on July 15, 2027. In the case that any date or on prior April 15, 2027 on which dividends are payable on the Series J Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of such
3 Following the cessation of representative three-month LIBOR, after June 30, 2023, this three-month LIBOR rate transitioned to three-month CME Term SOFR plus a tenor spread adjustment of 0.26161% in accordance with the LIBOR Act and LIBOR Rule.

delay, and if any date after April 15, 2027 on which dividends otherwise would be payable is not a business day, then payment of any dividend otherwise payable on that date will be made on the next succeeding business day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding business day, and dividends will accrue to the actual payment date. The record date for payment of dividends on the Series J Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any period prior to April 15, 2027 will be computed on the basis of a 360-day year consisting of twelve 30-day months and dividends for periods thereafter will be computed on the basis of a 360-day year and the actual number of days elapsed. For purposes of the Series J Preferred Stock, the term “business day” means, for dividend periods prior to April 15, 2027, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York, and for dividend periods on and after April 15, 2027, it means any date that would be considered a Business Day for dividend periods prior to April 15, 2027 that is also a London Banking Day. Dividends on the Series J Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause USB to fail to comply with any applicable laws and regulations, including applicable capital adequacy guidelines.

    For any dividend period beginning on or after April 15, 2027, three-month LIBOR will be determined by the calculation agent on the second London Banking Day immediately preceding the first day of such dividend period in the following manner:

•Three-month LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the second London Banking Day immediately preceding the first day of such dividend period.

•If the rate described above does not appear on the Designated LIBOR Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that dividend period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by USB, at approximately 11:00 a.m. (London time), on the second London Banking Day preceding the first day of that dividend period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that dividend period will be the arithmetic mean of such quotations.

•If fewer than two quotations are provided as described above, three-month LIBOR will be the arithmetic mean of the rates quoted by three major banks in New York, New York, selected by the calculation agent, at approximately 11:00 a.m. (New York City time), on the first day of that dividend period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that dividend period and in a principal amount of not less than $1,000,000.

•If fewer than three banks are not quoting as described above, three-month LIBOR for the new dividend period will be three-month LIBOR in effect for the prior dividend period or, in the case of the first dividend period beginning on or after April 15, 2027, the most recent rate that could have been determined had the dividend rate been a floating rate during the period prior to April 15, 2027.

The calculation agent’s establishment of three-month LIBOR and calculation of the amount of dividends for each dividend period will be on file at USB’s principal offices, will be made available to any holder of Series J Preferred Stock upon request and will be final and binding in the absence of manifest error.

The term “Designated LIBOR Page” means the display on Bloomberg Page BBAM (or any successor or substitute page of such service, or any successor to such service selected by USB), for the purpose of displaying the London interbank offered rates for U.S. dollars.

The right of holders of the Series J Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series J Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series J Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series J Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series J Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series J Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series J Preferred Stock that may be in arrears.

Redemption —The Series J Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision.

The Series J Preferred Stock will be redeemable at USB’s option, in whole or in part, at any time on or after April 15, 2027 at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

In addition, within 90 days following the occurrence of a Regulatory Capital Treatment Event, USB, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series J Preferred Stock at the time outstanding, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. For purposes of the Series J Preferred Stock, “Regulatory Capital Treatment Event” means the good faith determination by USB that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series J Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series J Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series J Preferred Stock, there is more than an insubstantial risk that USB will not be entitled to treat the full liquidation value of the shares of Series J Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series J Preferred Stock is outstanding.

If shares of the Series J Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series J Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series J Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series J Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series J Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series J Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series J Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series J Preferred Stock, such shares of Series J Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series J Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series J Preferred Stock is subject to prior approval of the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series J Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series J Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series J Preferred Stock and all stock ranking equal to the Series J Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series J Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

Voting Rights — Except as provided below, the holders of the Series J Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series J Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods (whether consecutive or not) or their equivalent, the holders of the Series J Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors, provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series J Preferred Stock, a special meeting of the holders of Series J Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series J Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series J Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series J Preferred Stock as to payment of dividends for at least four consecutive quarterly dividend periods or their equivalent following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive quarterly dividend periods or their equivalent following a Nonpayment on the Series J Preferred Stock and any other class or series of Parity Stock, the holders of the Series J Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series J Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director

(other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series J Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series J Preferred Stock become entitled to vote for the election of Preferred Directors, the Series J Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series J Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of the Series J Preferred Stock may be subject to prior approval by the Federal Reserve Board.

So long as any shares of Series J Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series J Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series J Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series J Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series J Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series J Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series J Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series J Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series J Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series J Preferred Stock to effect such redemption.

Series K Preferred Stock

General — The depositary is the sole holder of the Series K Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series K Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series K Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series K Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series K Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series K Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series K Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series K Preferred Stock ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series J Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock and the Series O Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series K Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. With respect to the payment of dividends and amounts upon liquidation, the Series K Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series K Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB may not issue any class of series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series K Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series K Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series K Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for such dividend period on all outstanding shares of Series K Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series K Preferred Stock will not be mandatory. Holders of Series K Preferred Stock will be entitled to receive, when, as and if declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. Dividends on each share of Series K Preferred Stock will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 5.50% payable quarterly in arrears on each January 15, April 15, July 15 and October 15. If any day on which dividends are payable on the Series K Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of such delay. The record date for payment of dividends on the Series K Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. For purposes of the Series K Preferred Stock, the term “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York. Dividends on the Series K Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause USB to fail to comply with any applicable laws and regulations, including applicable capital adequacy guidelines.

The right of holders of the Series K Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series K Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series K Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series K Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series K Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series K Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series K Preferred Stock that may be in arrears.

Redemption —The Series K Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision.

The Series K Preferred Stock will be redeemable at USB’s option, in whole or in part, at any time on or after October 15, 2023 at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

In addition, within 90 days following the occurrence of a Regulatory Capital Treatment Event, USB, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series K Preferred Stock at the time outstanding, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. For purposes of the Series K Preferred Stock, “Regulatory Capital Treatment Event” means the good faith determination by USB that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series K Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series K Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series K Preferred Stock, there is more than an insubstantial risk that USB will not be entitled to treat the full liquidation value of the shares of Series K Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series K Preferred Stock is outstanding.

If shares of the Series K Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series K Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series K Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series K Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series K Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series K Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series K Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series K Preferred Stock, such shares of Series K Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series K Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series K Preferred Stock is subject to prior approval of the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series K Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series K Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series K Preferred

Stock and all stock ranking equal to the Series K Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series K Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

Voting Rights — Except as provided below, the holders of the Series K Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series K Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods (whether consecutive or not) or their equivalent, the holders of the Series K Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors, provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series K Preferred Stock, a special meeting of the holders of Series K Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series K Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series K Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series K Preferred Stock as to payment of dividends for at least four consecutive quarterly dividend periods or their equivalent following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive quarterly dividend periods or their equivalent following a Nonpayment on the Series K Preferred Stock and any other class or series of Parity Stock, the holders of the Series K Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series K Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series K Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series K Preferred Stock become entitled to vote for the election of Preferred Directors, the Series K Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series K Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of the Series K Preferred Stock may be subject to prior approval by the Federal Reserve Board.

So long as any shares of Series K Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series K Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series K Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series K Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series K Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series K Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series K Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series K Preferred Stock to effect such redemption.

Series L Preferred Stock

General — The depositary is the sole holder of the Series L Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series L Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series L Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series L Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series L Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series L Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series L Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series L Preferred Stock ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series J Preferred Stock, the Series K Preferred, the Series M Preferred Stock, the

Series N Preferred Stock and the Series O Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series L Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. With respect to the payment of dividends and amounts upon liquidation, the Series L Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series L Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB may not issue any class of series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series L Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series L Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series L Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for such dividend period on all outstanding shares of Series L Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series L Preferred Stock will not be mandatory. Holders of Series L Preferred Stock will be entitled to receive, when, as and if declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. Dividends on each share of Series L Preferred Stock will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 3.75% payable quarterly in arrears on each January 15, April 15, July 15 and October 15. If any day on which dividends are payable on the Series L Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of such delay. The record date for payment of dividends on the Series L Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. For purposes of the Series L Preferred Stock, the term “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York. Dividends on the Series L Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause USB to fail to comply with any applicable laws and regulations, including applicable capital adequacy guidelines.

The right of holders of the Series L Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series L Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series L Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series L Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series L Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series L Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series L Preferred Stock that may be in arrears.

Redemption —The Series L Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision.

The Series L Preferred Stock will be redeemable at USB’s option, in whole or in part, at any time on or after January 15, 2026 at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

In addition, within 90 days following the occurrence of a Regulatory Capital Treatment Event, USB, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series L Preferred Stock at the time outstanding, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. For purposes of the Series L Preferred Stock, “Regulatory Capital Treatment Event” means the good faith determination by

USB that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series L Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series L Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series L Preferred Stock, there is more than an insubstantial risk that USB will not be entitled to treat the full liquidation value of the shares of Series L Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series L Preferred Stock is outstanding.

If shares of the Series L Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series L Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series L Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series L Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series L Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series L Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series L Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series L Preferred Stock, such shares of Series L Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series L Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series L Preferred Stock is subject to prior approval of the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series L Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series L Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series L Preferred Stock and all stock ranking equal to the Series L Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series L Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

Voting Rights — Except as provided below, the holders of the Series L Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series L Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods (whether consecutive or not) or their equivalent, the holders of the Series L Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors, provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series L Preferred Stock, a special meeting of the holders of Series L Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series L Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series L Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series L Preferred Stock as to payment of dividends for at least four consecutive quarterly dividend periods or their equivalent following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive quarterly dividend periods or their equivalent following a Nonpayment on the Series L Preferred Stock and any other class or series of Parity Stock, the holders of the Series L Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series L Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series L Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series L Preferred Stock become entitled to vote for the election of Preferred Directors, the Series L Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series L Preferred Stock may become subject to regulations under the Bank Holding Company

Act and/or certain acquisitions of the Series L Preferred Stock may be subject to prior approval by the Federal Reserve Board.

     So long as any shares of Series L Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series L Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series L Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series L Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series L Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series L Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series L Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series L Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series L Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series L Preferred Stock to effect such redemption.

Series M Preferred Stock

General — The depositary is the sole holder of the Series M Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series M Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series M Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series M Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series M Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series M Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series M Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series M Preferred Stock ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series N Preferred Stock and the Series O Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series M Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. With respect to the payment of dividends and amounts upon liquidation, the Series M Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series M Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB may not issue any class of series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series M Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series M Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than (i) as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (ii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (iii) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy such Junior Stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan, (iv) any purchase, redemption or other acquisition of Junior Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of USB’s or any of USB’s subsidiaries (including any employment, severance or consulting arrangements adopted before or after the issuance of the Series M Preferred Stock) and (v) in connection with any underwriting, stabilization, market-making or similar transactions in USB’s capital stock by an investment banking subsidiary of USB in the ordinary course of such subsidiary’s business), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series M Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for the most recently completed dividend period on all outstanding shares of Series M Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series M Preferred Stock will not be mandatory. Holders of Series M Preferred Stock will be entitled to receive, when, as and if declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. Dividends on each share of Series M Preferred Stock will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 4.00% payable quarterly in arrears on each January 15, April 15, July 15 and October 15. If any day on which dividends are payable on the Series M Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of such delay. The record date for payment of dividends on the Series M Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to three decimal places, with $0.0005 being rounded upward. For purposes of the Series M Preferred Stock, the term “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York. Dividends on the Series M Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause USB to fail to comply with any applicable laws and regulations, including applicable capital adequacy guidelines.

The right of holders of the Series M Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series M Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series M Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series M Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series M Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series M Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series M Preferred Stock that may be in arrears.

Redemption —The Series M Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision.

The Series M Preferred Stock will be redeemable at USB’s option, in whole or in part, at any time on or after April 15, 2026 at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

In addition, within 90 days following the occurrence of a Regulatory Capital Treatment Event, USB, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series M Preferred Stock at the time outstanding, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. For purposes of the Series M Preferred Stock, “Regulatory Capital Treatment Event” means the good faith determination by USB that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series M Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series M Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series M Preferred Stock, there is more than an insubstantial risk that USB will not be entitled to treat the full liquidation value of the shares of Series M Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series M Preferred Stock is outstanding.

If shares of the Series M Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series M Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series M Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series M Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series M Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series M Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series M Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series M Preferred Stock, such shares of Series M Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series M Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series M Preferred Stock is subject to prior approval of the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series M Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series M Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series M Preferred

Stock and all stock ranking equal to the Series M Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series M Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

Voting Rights — Except as provided below, the holders of the Series M Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series M Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods (whether consecutive or not) or their equivalent, the holders of the Series M Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors, provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series M Preferred Stock, a special meeting of the holders of Series M Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series M Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series M Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series M Preferred Stock as to payment of dividends for at least four consecutive quarterly dividend periods or their equivalent following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive quarterly dividend periods or their equivalent following a Nonpayment on the Series M Preferred Stock and any other class or series of Parity Stock, the holders of the Series M Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series M Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series M Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series M Preferred Stock become entitled to vote for the election of Preferred Directors, the Series M Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series M Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of the Series M Preferred Stock may be subject to prior approval by the Federal Reserve Board.

So long as any shares of Series M Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series M Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series M Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series M Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series M Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series M Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series M Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series M Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series M Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series M Preferred Stock to effect such redemption.

Series N Preferred Stock

General — The depositary is the sole holder of the Series N Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series N Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series N Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series N Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series N Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series N Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series N Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series N Preferred Stock ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock,

the Series M Preferred Stock and the Series O Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series N Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. With respect to the payment of dividends and amounts upon liquidation, the Series N Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series N Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB may not issue any class of series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series N Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series N Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than (i) as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (ii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (iii) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy such Junior Stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan, (iv) any purchase, redemption or other acquisition of Junior Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of USB’s or any of USB’s subsidiaries (including any employment, severance or consulting arrangements adopted before or after the issuance of the Series N Preferred Stock) and (v) in connection with any underwriting, stabilization, market-making or similar transactions in USB’s capital stock by an investment banking subsidiary of USB in the ordinary course of such subsidiary’s business), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series N Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for the most recently completed dividend period on all outstanding shares of Series N Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series N Preferred Stock will not be mandatory. Holders of Series N Preferred Stock will be entitled to receive, when, as and if declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. Dividends on each share of Series N Preferred Stock will accrue on the liquidation preference amount of $25,000 per share, payable quarterly in arrears on each January 15, April 15, July 15 and October 15 (each, a “dividend payment date”). Dividends declared will accrue (i) from the original issue date to, but excluding, January 15, 2027 (the “first reset date”), at a rate per annum of 3.70% and (ii) from and including the first reset date, during each reset period (as defined below), at a rate per annum equal to the five-year treasury rate (as defined below) as of the most recent reset dividend determination date (as defined below), plus a spread of 2.541%. In the event that USB issues additional shares of Series N Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue or any other date specified by USB at the time such additional shares are issued.

As used herein:

“dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series N Preferred Stock.

“five-year treasury rate” will be determined by the calculation agent on the applicable reset dividend determination date as the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable reset dividend determination date appearing (or, if fewer than five business days so appear, for such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15.

Notwithstanding the foregoing, if USB or USB’s designee (which may be an affiliate of USB), after consulting with USB, determines on the relevant reset dividend determination date that the then-current reference rate (which as of the original issue date of the Series N Preferred Stock is the five-year treasury rate) cannot be determined in the manner applicable for such reference rate (a “rate substitution event”), USB or such designee, after consulting with USB, may determine whether there is an industry-accepted successor rate to the then-applicable reference rate (such successor rate, the “replacement rate”). If USB or such designee, after consultation with USB, determines there is such a replacement rate, then the replacement rate will replace the then-current reference rate for all purposes relating to the Series N Preferred Stock (including the dividend rate) on such reset dividend determination date and thereafter. In addition, if a replacement rate is selected, USB or USB’s designee (which may be an affiliate of USB), after consulting with USB, may then adopt and make changes to (i) the reset date, the reset period, the reset dividend determination date, the day count convention, the business day convention, the definition of business day and the rounding conventions to be used and (ii) any other relevant methodology or definition for determining or otherwise calculating such replacement rate, including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reference rate (which as of the original issue date of the Series N Preferred Stock is the five-year treasury rate), in each case in a manner that is substantially consistent with industry-accepted practices for the use of such replacement rate (the “adjustments”). If USB or USB’s designee (which may be an affiliate of USB), after consulting with USB, determines that there is no such replacement rate, then the reference rate for the applicable reset dividend determination date will be deemed to be the same rate determined for the prior reset dividend determination date or, in the case of the first reset dividend determination date, 3.70%.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Board or any successor.

“reference rate” means, initially, the five-year treasury rate; provided that if a rate substitution event has occurred with respect to the five-year treasury rate or the then-current reference rate, then “reference rate” means the applicable replacement rate.

“reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date, subject to adjustment as provided above. Reset dates, including the first reset date, will not be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

“reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date, subject to adjustment as provided above.

The applicable dividend rate for each reset period from and including the first reset date will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify USB of the dividend rate for the reset period. Any calculation or determination by the calculation agent with respect to the dividend rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.

Any determination, decision or selection that may be made by USB or USB’s designee pursuant to the provisions of the Series N Preferred Stock (including provisions relating to a rate substitution event, such as any determination with respect to tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in USB’s or such designee’s sole discretion, will be conclusive and binding absent manifest error and will become effective without consent from the holders of the Series N Preferred Stock.

If any day on which dividends are payable on the Series N Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of such delay. The record date for payment of dividends on the Series N Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to three decimal places, with $0.0005 being rounded upward. For purposes of the Series N Preferred Stock, the term “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York. Dividends on the Series N Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause USB to fail to comply with any applicable laws and regulations, including applicable capital adequacy guidelines.

The right of holders of the Series N Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series N Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series N Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series N Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series N Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series N Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series N Preferred Stock that may be in arrears.

Redemption —The Series N Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision.

The Series N Preferred Stock will be redeemable at USB’s option, in whole or in part, at any time on or after January 15, 2027 at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

In addition, within 90 days following the occurrence of a Regulatory Capital Treatment Event, USB, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series N Preferred Stock at the time outstanding, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. For purposes of the Series N Preferred Stock, “Regulatory Capital Treatment Event” means the good faith determination by USB that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series N Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series N Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series N Preferred Stock, there is more than an insubstantial risk that USB will not be entitled to treat the full liquidation value of the shares of Series N Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series N Preferred Stock is outstanding.

If shares of the Series N Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series N Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series N Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series N Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series N Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series N Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series N Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series N Preferred Stock, such shares of Series N Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series N Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series N Preferred Stock is subject to prior approval of the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series N Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series N Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series N Preferred Stock and all stock ranking equal to the Series N Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series N Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

Voting Rights — Except as provided below, the holders of the Series N Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series N Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods (whether consecutive or not) or their equivalent, the holders of the Series N Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors, provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series N Preferred Stock, a special meeting of the holders of Series N Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series N Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series N Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series N Preferred Stock as to payment of dividends for at least four consecutive quarterly dividend periods or their equivalent following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive quarterly dividend periods or their equivalent following a Nonpayment on the Series N Preferred Stock and any other class or series of Parity Stock, the holders of the Series N Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series N Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series N Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series N Preferred Stock become entitled to vote for the election of Preferred Directors, the Series N Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series N Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of the Series N Preferred Stock may be subject to prior approval by the Federal Reserve Board.

So long as any shares of Series N Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series N Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series N Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series N Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series N Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series N Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series N Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series N Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series N Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series N Preferred Stock to effect such redemption.

Series O Preferred Stock

General — The depositary is the sole holder of the Series O Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series O Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series O Preferred Stock, as described below under “—Description of Depositary Shares.” The holders of the Series O Preferred Stock have no preemptive rights with respect to any shares of USB’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Series O Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment of dividends. In the event USB does not declare dividends or does not pay dividends in full on the Series O Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

The Series O Preferred Stock is perpetual and will not be convertible into shares of USB’s Common Stock or any other class or series of USB’s capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

Rank — With respect to the payment of dividends and amounts upon liquidation, the Series O Preferred Stock ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock and the Series N Preferred Stock and with any future class or series of USB’s capital stock that ranks on a par with the Series O Preferred Stock in the payment of dividends and in the distribution of assets on USB’s liquidation, dissolution or winding up. With respect to the payment of dividends and amounts upon liquidation, the Series O Preferred Stock ranks senior to USB’s Common Stock and any other future class or series of USB’s capital stock over which the Series O Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up. USB may not issue any class of series of capital stock having a preference or priority in the payment of dividends or in the distribution of assets on USB’s liquidation, dissolution or winding up over the Series O Preferred Stock without the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series O Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series.

In particular, during a dividend period and subject to certain exceptions, no dividend will be paid or declared and no distribution will be made on any Junior Stock, other than a dividend payable solely in Junior Stock, no shares of Junior Stock may be repurchased, redeemed or otherwise acquired for consideration by USB, directly or indirectly (other than (i) as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (ii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (iii) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy such Junior Stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan, (iv) any purchase, redemption or other acquisition of Junior Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of USB’s or any of USB’s subsidiaries (including any employment, severance or consulting arrangements adopted before or after the issuance of the Series O Preferred Stock) and (v) in connection with any underwriting, stabilization, market-making or similar transactions in USB’s capital stock by an investment banking subsidiary of USB in the ordinary course of such subsidiary’s business), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by USB, and no shares of Parity Stock may be purchased, redeemed or otherwise acquired for consideration by USB otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series O Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless full dividends for the most recently completed dividend period on all outstanding shares of Series O Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside.

Dividends — Dividends on shares of the Series O Preferred Stock will not be mandatory. Holders of Series O Preferred Stock will be entitled to receive, when, as and if declared by USB’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. Dividends on each share of Series O Preferred Stock will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 4.50% payable quarterly in arrears on each January 15, April 15, July 15 and October 15. If any day on which dividends are payable on the Series O Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of such delay. The record date for payment of dividends on the Series O Preferred Stock will be the last day of the immediately preceding calendar month during which the dividend payment date falls. The amount of dividends payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to three decimal places, with $0.0005 being rounded upward. For purposes of the Series O Preferred Stock, the term “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York. Dividends on the Series O Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause USB to fail to comply with any applicable laws and regulations, including applicable capital adequacy guidelines.

The right of holders of the Series O Preferred Stock to receive dividends is non-cumulative. If USB’s board of directors does not declare a dividend on the Series O Preferred Stock or declares less than a full dividend in respect of any dividend period, the holders of the Series O Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and USB will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series O Preferred Stock, Parity Stock, Junior Stock or any other class or series of USB’s authorized Preferred Stock.

When dividends are not paid in full upon the Series O Preferred Stock and any other Parity Stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series O Preferred Stock, and accrued dividends, including any accumulations, on such Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on the Series O Preferred Stock that may be in arrears.

Redemption —The Series O Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision.

The Series O Preferred Stock will be redeemable at USB’s option, in whole or in part, at any time on or after April 15, 2027 at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

In addition, within 90 days following the occurrence of a Regulatory Capital Treatment Event, USB, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series O Preferred Stock at the time outstanding, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. For purposes of the Series O Preferred Stock, “Regulatory Capital Treatment Event” means the good faith determination by USB that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series O Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series O Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series O Preferred Stock, there is more than an insubstantial risk that USB will not be entitled to treat the full liquidation value of the shares of Series O Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series O Preferred Stock is outstanding.

If shares of the Series O Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Series O Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series O Preferred Stock are held in book-entry form through DTC, USB may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series O Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series O Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series O Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by USB for the benefit of the holders of any shares of Series O Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series O Preferred Stock, such shares of Series O Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series O Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or in such other manner as USB may determine to be fair and equitable.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series O Preferred Stock is subject to prior approval of the Federal Reserve Board.

Rights Upon Liquidation, Dissolution or Winding Up — In the event of USB’s liquidation, dissolution or winding up, the holders of the Series O Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends for the then-

current dividend period to the date of liquidation, out of USB’s assets legally available for distribution to USB’s stockholders, before any distribution is made to holders of USB’s Common Stock or any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series O Preferred Stock upon liquidation and the rights of USB’s depositors and other creditors.

If the amounts available for distribution upon USB’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series O Preferred Stock and all stock ranking equal to the Series O Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of Series O Preferred Stock will not be entitled to any further participation in any distribution of USB’s assets.

For such purposes, USB’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into USB, or the sale of all or substantially all of USB’s property or business will not be deemed to constitute USB’s liquidation, dissolution or winding up.

Voting Rights — Except as provided below, the holders of the Series O Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series O Preferred Stock or any other class or series of Parity Stock have not been declared and paid for an amount equal to six or more quarterly dividend periods (whether consecutive or not) or their equivalent, the holders of the Series O Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of USB’s board of directors, provided that the election of any such directors will not cause USB to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which USB’s securities may be listed) that listed companies must have a majority of independent directors and provided further that USB’s board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on USB’s board of directors will automatically increase by two and, at the request of any holder of Series O Preferred Stock, a special meeting of the holders of Series O Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series O Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series O Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series O Preferred Stock as to payment of dividends for at least four consecutive quarterly dividend periods or their equivalent following the Nonpayment.

     If and when full dividends have been regularly paid for at least four consecutive quarterly dividend periods or their equivalent following a Nonpayment on the Series O Preferred Stock and any other class or series of Parity Stock, the holders of the Series O Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on USB’s board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series O Preferred Stock (together with holders of any and all other classes of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series O Preferred Stock (together with holders of any and all other class of USB’s authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Directors will each be entitled to one vote per director on any matter.

If the holders of Series O Preferred Stock become entitled to vote for the election of Preferred Directors, the Series O Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series O Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of the Series O Preferred Stock may be subject to prior approval by the Federal Reserve Board.

So long as any shares of Series O Preferred Stock remain outstanding:

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series O Preferred Stock and all other Parity Stock at the time outstanding, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series O Preferred Stock and all other Parity Stock with respect to payment of dividends or the distribution of assets upon USB’s liquidation, dissolution or winding up; and

•the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series O Preferred Stock at the time outstanding, voting separately as a class, will be required to amend the provisions of USB’s Certificate of Incorporation or the Certificate of Designations of the Series O Preferred Stock or any other series of Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series O Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series O Preferred Stock or authorized Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock and/or Junior Stock will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series O Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series O Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by USB for the benefit of the holders of the Series O Preferred Stock to effect such redemption.

Description of Depositary Shares

In this “Description of Capital Stock,” references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that USB or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC.

This “Description of Capital Stock” summarizes specific terms and provisions of the depositary shares relating to USB’s outstanding series of Preferred Stock. As described above, all of USB’s outstanding series of Preferred Stock were offered as fractional interests in such shares of Preferred Stock in the form of depositary shares. Each depositary share represents a fractional ownership interest in a share of Preferred Stock, and will be evidenced by a depositary receipt. The shares of each series of Preferred Stock represented by depositary shares have been deposited under a deposit agreement among USB, U.S. Bank National Association, as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred

Stock represented by such depositary share, to all the rights and preferences of the applicable series of Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with USB’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold. Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the applicable series of Preferred Stock. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by USB on account of taxes or other governmental charges.

If USB redeems any shares of Preferred Stock represented by depositary shares, the corresponding depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to the fraction of the share of Preferred Stock represented by the depositary share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever USB redeems shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of Preferred Stock so redeemed. In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, USB will redeem depositary shares only in increments equal to the denominator of the fraction of the share of Preferred Stock represented by one depositary share.

When the depositary receives notice of any meeting at which the holders of the applicable series of Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the applicable series of Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. USB will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all depositary shares of that series held by it proportionately with instructions received.
Anti-Takeover Provisions

Provisions of federal banking law, the Delaware General Corporation Law and USB’s Certificate of Incorporation and Bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of USB’s board of directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms of Preferred Stock, may discourage, delay or prevent takeover attempts not first approved by USB’s board of directors. These provisions also could discourage, delay or prevent the removal of incumbent directors or the assumption of control by stockholders. USB believes that these provisions are appropriate to protect its interests and USB’s stockholders.

Restrictions on Ownership. The Bank Holding Company Act requires a “bank holding company” (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than five percent (5%) of USB’s outstanding Common Stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire ten percent (10%) or more of USB’s outstanding Common Stock under the Change in Bank Control Act. Any holder of twenty-five percent (25%) or more of USB’s outstanding Common Stock, other than an individual, is subject to regulation as a bank holding company, under the Bank Holding Company Act.

Stockholder Action by Written Consent. USB’s Certificate of Incorporation authorizes action by the stockholders of USB only pursuant to a meeting and not by a written consent.

Special Meetings of Stockholders. USB’s Bylaws provide that special meetings of stockholders may be called only by USB’s board of directors, USB’s chief executive officer or by USB’s secretary at the written request (a “Special Meeting Request”) of holders of record of at least 25% of the voting power of the outstanding stock of USB entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”) (such percentage to be based on the number of outstanding voting shares of USB most recently disclosed prior to the date of the request for the special meeting by USB in its filings with the Securities and Exchange Commission (the “SEC”)). A Special Meeting Request must be signed by each stockholder requesting the special meeting (each, a “Requesting Stockholder”) and must be accompanied by a notice setting forth the information specified in USB’s Bylaws. Requesting Stockholders who collectively hold at least the Requisite Percentage on the date the Special

Meeting Request is submitted to USB’s secretary must: (i) continue to hold at least the number of shares of stock set forth in the Special Meeting Request with respect to each such Requesting Stockholder through the date of the special meeting; and (ii) submit a written certification (an “Ownership Certification”) confirming the continuation of such holdings on the business day immediately preceding the special meeting, which Ownership Certification must include the information specified in USB’s Bylaws.

A special meeting requested by stockholders will not be held if: (i) the Special Meeting Request does not comply with the requirements of USB’s Bylaws; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by USB during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) an annual or special meeting of stockholders that included a substantially similar item of business (“Similar Business”) (as determined in good faith by USB’s board of directors) was held not more than 120 days before the Special Meeting Request was received by USB’s secretary; provided, however, that this clause (iv) does not apply if a material corporate event relating to the item of business has occurred since the date of such prior annual or special meeting; (v) two or more special meetings of stockholders called pursuant to the request of stockholders have been held within the 12-month period before the Special Meeting Request was received by the secretary; (vi) USB’s board of directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by USB’s secretary, and USB’s board of directors determines in good faith that the business to be conducted at such meeting includes the Similar Business; (vii) such Special Meeting Request was made in a manner that involved a violation of the proxy rules of the SEC or other applicable law; or (viii) the Requesting Stockholders fail to own the Requisite Percentage at all times on and between the date of the Special Meeting Request and the date of the requested special meeting.

Advance Notice to Nominate Directors. Nominations of persons for election as directors at a meeting of stockholders called for the purpose of electing directors may be made: (i) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of USB’s board of directors, including nominations made as described below under “—Stockholder Nominations Included in USB’s Proxy Materials” or nominations to be made pursuant to a Special Meeting Request; or (ii) by any stockholder in the following manner.
For any nomination to be properly made by a stockholder, other than nominations described below under “—Stockholder Nominations Included in USB’s Proxy Materials” or nominations to be made pursuant to a Special Meeting Request, the stockholder must: (i) be a stockholder of record both at the time of giving of the notice referred to in the following clause and at the time of the meeting of stockholders called for the purpose of electing directors and be entitled to vote at such meeting; and (ii) give written notice to USB’s secretary so as to be received at USB’s principal executive offices not less than (A) with respect to an annual meeting of stockholders, 120 days in advance of the anniversary of USB’s previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from such anniversary date, such notice must be so received by the later of: (1) the close of business on the date 90 days prior to the meeting date; or (2) the close of business on the tenth day following the date on which such meeting date is first publicly announced or disclosed; and (B) with respect to a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which the notice of such meeting is first given to stockholders.

    The required notice must contain the information specified in USB’s Bylaws. To be eligible as a nominee for election or reelection as a director, an individual must deliver (in accordance with the time periods prescribed for delivery of notice under USB’s Bylaws) to USB’s secretary at USB’s principal executive offices a completed written questionnaire with respect to the matters specified in USB’s Bylaws and a written representation and agreement as to the matters specified in USB’s Bylaws.

Stockholder Nominations Included in USB’s Proxy Materials. If expressly requested in a Nomination Notice (as defined below), USB will, subject to certain exceptions specified in USB’s Bylaws, include in its proxy statement for any annual meeting of stockholders specified information regarding person(s) nominated for election (the “Nominee(s)”) by a Nominating Stockholder (as defined below), including any statement included in support of the election of the Nominee(s) to the board by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement and other information that USB or its board of directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee(s), including a statement in opposition to the nomination. Any Nominee(s) will also be included on USB’s form of proxy and ballot.

A Nomination Notice may only be submitted by an Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by USB’s board of directors, all applicable conditions and complied with all applicable procedures set forth in USB’s Bylaws (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”), including those described below.

USB is not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than that number of directors constituting the greater of (A) two and (B) 20% of the total number of USB directors on the last day on which a Nomination Notice may be submitted.

An “Eligible Holder” is a person who has either: (A) been a record holder of the Minimum Number (as defined below) of shares of Common Stock continuously throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of such shares of Common Stock through the date of the annual meeting; or (B) provides to the secretary, within the time period specified in USB’s Bylaws, appropriate evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries.

An Eligible Holder or group of up to 20 Eligible Holders may submit a Nomination Notice only if the person or group (in the aggregate) has continuously owned at least 3% of the number of outstanding shares of Common Stock as of the most recent date for which such amount is given in any filing by USB with the SEC prior to the submission of the Nomination Notice (the “Minimum Number”) for the three–year period specified above.

To nominate a Nominee (or Nominees), the Nominating Stockholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that USB mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the secretary at USB’s principal executive office a notice (the “Nomination Notice”) containing all of the information and accompanied by the documents specified in USB’s Bylaws; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before the anniversary date of the prior year’s annual meeting and ends 30 days after such anniversary date of the prior year’s annual meeting (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice will be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced.

Advance Notice of Other Proposals. For business other than a nomination for director to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice to the secretary so as to be received at USB’s principal executive offices not less than 120 days in advance of the anniversary of the date on which USB’s previous proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from such anniversary date, such notice must be so received a reasonable time before the solicitation is made. Each such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting the information specified in USB’s Bylaws.

DESCRIPTION OF NOTES

The following description of certain material terms of the Floating Rate Notes, Series CC (Senior), due May 21, 2028 (the “2028 Notes”) and the 4.009% Fixed-to-Floating Rate Notes, Series CC (Senior), due May 21, 2032 (the “2032 Notes,” and, together with the 2028 Notes, the “Notes”) of USB was provided in the pricing supplement dated May 14, 2024 and filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2024 and the pricing supplement dated February 21, 2025 and filed with the Commission on February 24, 2025. The following description is qualified by reference to such pricing supplements and the description of the general terms and provisions of the Notes set forth in (i) USB’s prospectus dated March 10, 2023, and filed with the Commission on March 10, 2023 and (ii) USB’s prospectus supplement dated April 21, 2023 and filed with the Commission on April 21, 2023. The following description of specified provisions of the senior indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the “Indenture”), between USB and Citibank, N.A., as trustee, and the Notes is qualified by reference to the actual provisions of the Indenture, including the definitions contained in the Indenture of some of the terms used below, and the Notes, copies of which are incorporated by reference as exhibits to USB’s Form 8-A filed with the Commission on May 21, 2024.

General
Each series of Notes is a tranche of USB’s Medium-Term Notes, Series CC (Senior) issued under the Indenture. As of December 31, 2025, the outstanding aggregate principal amount of the 2028 Notes was €500,000,000, and the outstanding aggregate principal amount of the 2032 Notes was €950,000,000.
The Notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
USB may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue additional debt securities having the same terms and conditions as either series of Notes (except for the issue date, and, in some cases, the offering price and first interest payment date); provided, however, that USB will use a separate CUSIP for any such additional notes that are not fungible with the applicable outstanding Notes for U.S. federal income tax purposes.

The Notes are USB’s unsecured, unsubordinated debt, rank equally with all of USB’s other unsecured and unsubordinated debt from time to time outstanding and will constitute a single series of notes with USB’s other Medium-Term Notes, Series CC (Senior), previously issued or issued in the future. The Notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any of USB’s equity interests.
With respect to the Notes, “Business Day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York and (ii) that also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (T2) System (or any successor thereto) (the “T2 system”), is open (a “T2 Business Day”).
Interest and Principal Payments
2028 Notes — The entire principal amount of the 2028 Notes will mature and become payable, together with unpaid interest, if any, accrued thereon, on May 21, 2028 unless redeemed earlier as described below under “— Optional Redemption” or “— Redemption for Tax Reasons.” The principal of each 2028 Note payable at maturity or earlier redemption, together with unpaid interest, if any, will be paid in euro against presentation and surrender at the office or agency maintained for such purpose.
The 2028 Notes bear interest at the Euro interbank offered rate, or EURIBOR, determined on the applicable interest determination date plus 0.80% for each quarterly interest period calculated in accordance with the terms and provisions described below.
Interest on the 2028 Notes is payable quarterly in arrears on February 21, May 21, August 21 and November 21 of each year, commencing on August 21, 2024 and ending on the maturity date of the 2028 Notes.
The interest determination date for the 2028 Notes is the second T2 Business Day prior to the first day of each applicable interest period.
The term “interest period” with respect to the 2028 Notes means each quarterly period from, and including, an interest payment date (or, in the case of the first interest period, May 21, 2024) to, but excluding, the next interest payment date (or in the case of the final interest period, the maturity date of the 2028 Notes or, if the 2028 Notes are redeemed earlier, the redemption date).
Interest will be payable to the persons in whose name a 2028 Note is registered at the close of business on the regular record date (as defined below) next preceding each interest payment date; provided, however, that interest payable at the maturity date of the 2028 Notes or earlier redemption date will be payable to the person to whom principal shall be payable. The regular record date for the 2028 Notes will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date; provided, however, that so long as the relevant global note is held by or on behalf of a common depositary for Euroclear Bank SA/NV (“Euroclear”), Clearstream Banking S.A. (“Clearstream”) or any other clearing system, “record date” shall be a day when Euroclear, Clearstream or such other clearing system, as the case may be, is open for business. Interest payable on an interest payment date with respect to the 2028 Notes will be computed on the basis of an Actual/360 day count convention.
If any interest payment date other than the maturity date of the 2028 Notes or any earlier redemption date would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding Business Day, provided, that if that next succeeding Business Day falls in the next calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity date of the 2028 Notes or any redemption date is not a Business Day, the payment of principal, premium, if any, interest and other amounts otherwise due on such day will be made on the next succeeding Business Day with the same force and effect as if made on such specified date, and no interest on such payment will accrue for the period from and after such maturity date or redemption date, as the case may be.
Interest on the 2028 Notes will reset quarterly on each interest payment date. If any such interest reset date is not a Business Day, the interest reset date will be postponed to the next succeeding Business Day; provided, that if that next succeeding Business Day falls in the next calendar month, then the interest reset date instead will be the immediately preceding Business Day.
So long as the relevant global note is held on behalf of Euroclear, Clearstream or any other clearing system, notices to holders of 2028 Notes represented by the global note may be given by delivery of the relevant notice to Euroclear, Clearstream or such other clearing system, as the case may be.
2032 Notes — The entire principal amount of the 2032 Notes will mature and become payable, together with unpaid interest, if any, accrued thereon on May 21, 2032 unless redeemed earlier as described below under “— Optional Redemption” or “— Redemption for Tax Reasons.” The principal of each 2032 Note payable at maturity or earlier redemption, together with unpaid interest, if any, will be paid in euro against presentation and surrender at the office or agency maintained for such purpose.
The 2032 Notes bear interest (i) from, and including, May 21, 2024 to, but excluding, May 21, 2031 (such date, the “Reset Date” and such period, the “Fixed Rate Period”), at a rate equal to 4.009% per annum, payable in arrears for each annual interest period (as defined below) on May 21 of each year, commencing on May 21, 2025 and ending on the Reset Date, and (ii) from, and including, the Reset Date to, but excluding, the maturity date of the 2032

Notes (the “Floating Rate Period”), at a floating rate per annum, reset quarterly, determined on the applicable interest determination date (as defined below) by reference to EURIBOR (calculated in accordance with the terms and provisions described below) plus 1.252% per annum, payable quarterly in arrears on February 21, May 21, August 21 and November 21 of each year, commencing on August 21, 2031, and ending on the maturity date of the 2032 Notes.
The interest determination date for the 2023 Notes with respect to each interest period during the Floating Rate Period is the second T2 Business Day prior to the first day of each applicable interest period.
The term “interest period” with respect to the 2032 Notes means (i) with respect to the Fixed Rate Period, each annual period from, and including, an interest payment date (or, in the case of the first interest period during the Fixed Rate Period, May 21, 2024) to, but excluding, the next interest payment date (or, in the case of the final interest period during the Fixed Rate Period, the Reset Date or, if the 2032 Notes are redeemed earlier, the redemption date); and (ii) with respect to the Floating Rate Period, each quarterly period from, and including, an interest payment date (or, in the case of the first interest period during the Floating Rate Period, the Reset Date) to, but excluding, the next interest payment date (or, in the case of the final interest period during the Floating Rate Period, the maturity date of the 2032 Notes or, if the 2032 Notes are redeemed earlier, the redemption date).
Interest will be payable to the persons in whose name a 2032 Note is registered at the close of business on the regular record date (as defined below) next preceding each interest payment date; provided, however, that interest payable at the maturity date or earlier redemption date will be payable to the person to whom principal shall be payable. The regular record date for the Notes will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date; provided, however, that so long as the relevant global note is held by or on behalf of a common depositary for Euroclear, Clearstream or any other clearing system, “record date” shall be a day when Euroclear, Clearstream or such other clearing system, as the case may be, is open for business. Interest payable on an interest payment date with respect to the 2032 Notes will be computed on the basis of (i) with respect to the Fixed Rate Period, an Actual/Actual (ICMA) (as defined in the rulebook of the International Capital Market Association) day count convention, and (ii) with respect to the Floating Rate Period, an Actual/360 day count convention.
With respect to the Fixed Rate Period, if any interest payment date, the maturity date or earlier redemption date is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date, the maturity date or such redemption date, as the case may be.

With respect to the Floating Rate Period, if any interest payment date other than the maturity date or any earlier redemption date would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding Business Day, provided, that if that next succeeding Business Day falls in the next calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity date or any redemption date is not a Business Day, the payment of principal, premium, if any, interest and other amounts otherwise due on such day will be made on the next succeeding Business Day with the same force and effect as if made on such specified date, and no interest on such payment will accrue for the period from and after such maturity date or redemption date, as the case may be.
Interest on the 2032 Notes will reset quarterly on each interest payment date commencing on the Reset Date. If any such interest reset date is not a Business Day, the interest reset date will be postponed to the next succeeding Business Day; provided, that if that next succeeding Business Day falls in the next calendar month, then the interest reset date instead will be the immediately preceding Business Day; provided, further, that the Reset Date shall not be adjusted for a non-Business Day.
So long as the relevant global note is held on behalf of Euroclear, Clearstream or any other clearing system, notices to holders of 2032 Notes represented by the global note may be given by delivery of the relevant notice to Euroclear, Clearstream or such other clearing system, as the case may be.
EURIBOR — EURIBOR means, with respect to any interest determination date relating to a series of Notes (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” as sponsored, calculated and published by EMMI having the index maturity specified in the applicable pricing supplement, as that rate appears on Reuters Page EURIBOR01 (or any other page as may replace such page on such service) (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.
The following procedures will be followed if EURIBOR cannot be determined as described above:
•If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent, after consultation with us: euro deposits having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of those quotations.

•If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

•If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.
Benchmark Discontinuation - Reference Rate Replacement – Notwithstanding the foregoing, and at any time during the application of the foregoing procedures, if USB or its designee determines that a Benchmark Event (as defined below) has occurred when any interest rate (or the relevant component part thereof) with respect to the Notes of a series remains to be determined by reference to EURIBOR, then the following provisions shall apply:
•USB will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with USB’s agreement) of a Successor Rate (as defined below) or, alternatively, if USB and the Independent Financial Adviser agree that there is no Successor Rate, an alternative rate (the “Alternative Benchmark Rate”) and, in either case, an alternative screen page or source (the “Alternative Relevant Screen Page”) and an Adjustment Spread (as defined below) (if applicable) no later than three business days prior to the relevant interest determination date relating to the next succeeding interest period (the “IA Determination Cut-off Date”) for purposes of determining the interest rate applicable to the Notes of such series for all future interest periods;

•the Alternative Benchmark Rate will be such rate as USB and the Independent Financial Adviser agree has replaced the relevant reference rate in customary market usage for the purposes of determining the applicable interest rate or, if USB and the Independent Financial Adviser agree that there is no such rate, such other rate as USB and the Independent Financial Adviser agree is most comparable to the relevant reference rate, and the Alternative Relevant Screen Page shall be such page of an information service as displays the Alternative Benchmark Rate;

•if USB is unable to appoint an Independent Financial Adviser, or if USB and the Independent Financial Adviser cannot agree upon, or cannot select a Successor Rate or an

Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the IA Determination Cut-off Date in accordance with the clause immediately above, then USB may determine which (if any) rate has replaced the relevant reference rate in customary market usage for purposes of determining the applicable interest rate or, if USB determines that there is no such rate, which (if any) rate is most comparable to the relevant reference rate, and the Alternative Benchmark Rate will be the rate so determined by USB, and the Alternative Relevant Screen Page will be such page of an information service as displays the Alternative Benchmark Rate; provided, however, that if this clause applies and USB is unable or unwilling to determine an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the interest determination date relating to the next succeeding interest period in accordance with this clause, the reference rate applicable to such interest period will be determined pursuant to the interest rate provisions for the Notes of such series and as outlined above;

•if a Successor Rate or an Alternative Benchmark Rate and an Alternative Relevant Screen Page is determined in accordance with the preceding provisions, such Successor Rate or such Alternative Benchmark Rate and such Alternative Relevant Screen Page will be the benchmark and the Relevant Screen Page in relation to the Notes of such series for all future interest periods;

•if USB determines, together with the Independent Financial Adviser, that (A) an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Benchmark Rate and (B) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread will be applied to the Successor Rate or the Alternative Benchmark Rate for each subsequent determination of a relevant interest rate and Interest Amount(s) (or a component part thereof) by reference to such Successor Rate or such Alternative Benchmark Rate;

•if a Successor Rate or an Alternative Benchmark Rate and/or Adjustment Spread is determined in accordance with the above provisions, USB may also specify additional changes applicable to the Notes of such series, and the method for determining the fallback rate in relation to the Notes of such series, to follow market practice in relation to the Successor Rate or the Alternative Benchmark Rate and/or the Adjustment Spread, which changes shall apply to the Notes of such series for all future interest periods; and

•USB will promptly, following the determination of any Successor Rate or any Alternative Benchmark Rate and any Alternative Relevant Screen Page and any Adjustment Spread (if any), give notice thereof and of any changes pursuant to the clause immediately above to the calculation agent, the Paying Agent and the holders of the Notes of such series.

    “Adjustment Spread” means either a spread (which may be positive or negative) or a formula or methodology for calculating a spread, which USB determines should be applied to the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), as a result of the replacement of the relevant reference rate with the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), and is the spread, formula or methodology which:
•in the case of a Successor Rate, is recommended or formally provided as an option for parties to adopt, in relation to the replacement of the reference rate with the Successor Rate by any Relevant Nominating Body; or

•in the case of a Successor Rate for which no such recommendation has been made, or option provided, or in the case of an Alternative Benchmark Rate, the spread, formula or methodology which USB determines to be appropriate to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders as a result of the replacement of the reference rate with the Successor Rate or the Alternative Benchmark Rate (as applicable).
“Benchmark Event” means:
•(a) the relevant reference rate has ceased to be published on the Relevant Screen Page as a result of such benchmark ceasing to be calculated or administered; or

•(b) a public statement by the administrator of the relevant reference rate that it will cease publishing such reference rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such reference rate); or

•(c) a public statement by the supervisor of the administrator of the relevant reference rate that such reference rate has been or will be permanently or indefinitely discontinued; or

•(d) a public statement by the supervisor of the administrator of the relevant reference rate that means that such reference rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

•(e) a public statement by the supervisor of the administrator of the relevant reference rate that, in the view of such supervisor, such reference rate is no longer representative of an underlying market; or

•(f) it has or will become unlawful for the calculation agent or USB to calculate any payments due to be made to any holder using the relevant reference rate (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011, if applicable), provided that the Benchmark Event shall be deemed to occur only (i) in the case of paragraphs (b) and (c) above, on the date of the cessation of the relevant reference rate or the discontinuation of the reference rate, as the case may be, (ii) in the case of paragraph (d) above, on the date of prohibition of use of the reference rate and (iii) in the case of paragraph (e) above, on the date with effect from which the reference rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the public statement, and, in each case, not the date of the relevant public statement.
“euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.
“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by USB.
“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):
•the European Union, the central bank, reserve bank, monetary authority or similar institution for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or
•any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.
“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Financial Adviser (with USB’s agreement) determines is a successor to or replacement of the relevant reference rate which is formally recommended by any Relevant Nominating Body.
Currency of Payment
Principal, premium, if any, and interest or any additional amounts in respect of the Notes, including any payments made upon any redemption of the Notes, will be paid in euro.
If the euro is unavailable in USB’s good faith judgment for the payment of principal, premium, if any, or interest or any Additional Amounts (as defined below) with respect to the

Notes, including any payments made upon any redemption of the Notes, due to the imposition of exchange controls or other circumstances beyond USB’s control, or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or is no longer used for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency) then all payments in respect of the Notes may be made in U.S. dollars until the euro is again available to USB or so used. In such circumstances, the amount payable on any date in euros will be converted by USB into U.S. dollars on the basis of the market exchange rate on the second Business Day before that payment is due, or if such rate is not then available, on the basis of the most recently available market exchange rate for the euro on or before the date that payment is due or as otherwise determined by USB in its sole discretion, if the foregoing is impracticable. Any payment in respect of the Notes so made in U.S. dollars will not constitute a default under the Notes or the Indenture. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
The “market exchange rate” means the noon dollar buying rate in the City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.
In the event that the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or an official redenomination of the euro, USB’s obligations with respect to payments on the Notes shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of euros representing the amount of such obligations immediately before such redenomination. The Notes do not provide for any adjustment to any amount payable under the Notes as a result of any change in the value of the euro relative to any other currency due solely to fluctuations in exchange rates.
All determinations referred to above made by USB and/or the exchange rate agent will be at USB’s and such agent’s sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Notes.
Optional Redemption
USB may redeem the 2028 Notes at its option (a) in whole, but not in part, on May 21, 2027 (one year prior to the maturity date of the 2028 Notes), or (b) in whole at any time or in part from time to time, on or after April 21, 2028 (one month prior to the maturity date of the 2028 Notes) and prior to the maturity date of the 2028 Notes, in each case at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

USB may redeem the 2032 Notes at its option on or after November 17, 2024 (180 days after the issue date of the 2032 Notes) (or, if additional 2032 Notes are issued, beginning 180 days after the issue date of such additional 2032 Notes) and prior to the Reset Date (one year prior to the maturity date of the 2032 Notes), in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) 100% of the principal amount of the 2032 Notes to be redeemed; and
(2) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2032 Notes to be redeemed matured on the Reset Date) on an annual basis (based on an ICMA Actual/Actual (as described in the rulebook of the International Capital Market Association) day count convention) at the Comparable Government Bond Rate plus 25.0 basis points less (b) interest accrued to, but excluding, the redemption date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
In addition, USB may redeem the 2032 Notes at its option (a) in whole, but not in part, on the Reset Date, or (b) in whole at any time or in part from time to time, on or after March 19, 2032 (two months prior to the maturity date of the 2032 Notes) and prior to the maturity date of the 2032 Notes, in each case at a redemption price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a Federal Government Bond of the Bundesrepublik Deutschland (a “German government bond”) whose maturity is closest to the maturity of the 2032 Notes to be redeemed (assuming that such 2032 Notes matured on the Reset Date), or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the price (i.e., yield), expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the 2032 Notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m.(London time) on such business day as determined by an Independent Investment Banker.
“Independent Investment Banker” means an independent investment bank of international standing that USB appoints to act as the Independent Investment Banker from time to time.
“Reference Bond Dealer” means three firms that are brokers of, and/or market makers in German government bonds (each a “Primary Bond Dealer”) which USB specifies from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, USB will substitute another Primary Bond Dealer.
USB and/or its designees’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the procedures of the applicable depositary) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair and subject to and otherwise in accordance with the procedures of the applicable depositary. No Notes of a principal amount of €100,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held in book-entry form, the redemption of the Notes shall be done in accordance with the policies and procedures of the applicable depositary.
Unless USB defaults in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. On or before the redemption date, USB will deposit with its paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.
Any redemption or notice may, at USB’s discretion, be subject to one or more conditions precedent and, at USB’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at USB’s discretion shall be satisfied (or waived by USB) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at USB’s discretion shall not have been satisfied (or waived by USB).

To the extent then required by applicable laws or regulations, the Notes may not be redeemed prior to their stated maturity without any requisite prior approvals from applicable regulators.
The Notes also may be subject to redemption prior to the stated maturity date if certain changes in the tax laws of a Relevant Jurisdiction (as defined below) occur. If such changes occur, the Notes may be redeemed at a redemption price of 100% of their principal amount, together with accrued and unpaid interest on the Notes, if any, to, but excluding, the date fixed for redemption.
Payment of Additional Amounts
USB will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts (“Additional Amounts”) as are necessary in order that the net amount of such payment of the principal of and interest on a Note to a holder who is a U.S. Alien (as such term is defined below), after deduction for any present or future tax, assessment or governmental charge of (a) the United States (as such term is defined below), or a political subdivision or authority thereof or therein or (b) any other jurisdiction in which any paying agent appointed by USB is organized or the location from which payment is made, or any political subdivision or authority thereof or therein (each of (a) and (b), a “Relevant Jurisdiction”), imposed by withholding with respect to the payment, will not be less than the amount provided for in such Note to be then due and payable. However, the foregoing obligation to pay Additional Amounts shall not apply:
•to any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of power over, such holder, if such holder is an estate, trust, partnership or corporation) and a Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:
obeing or having been present or engaged in a trade or business in the Relevant Jurisdiction or having had a permanent establishment therein;
ohaving a current or former relationship with the Relevant Jurisdiction, including a relationship as a citizen or resident or being treated as a resident thereof; or
obeing or having been, for United States federal income tax purposes, a “controlled foreign corporation,” a “passive foreign investment company” (including a qualified electing fund), a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization;

•to any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of USB entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) or (iii) being a controlled foreign corporation with respect to the United States that is related to USB by actual or constructive stock ownership;
•to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of the Note would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note;
•to any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder to comply with certification, identification or information reporting requirements under the Relevant Jurisdiction’s income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or a beneficial owner of such Note, if such compliance is required by the Relevant Jurisdiction’s income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;
•to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
•to any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;
•to any tax, assessment or governmental charge that is payable otherwise than by withholding by USB or the paying agent from the payment of the principal of or interest on such Note;
•to any tax, assessment or governmental charge required to be withheld by any paying agent from such payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;
•to any withholding or deduction on or in respect of any Note pursuant to sections 1471 through 1474 of the Code, and the regulations, administrative guidance and official interpretations promulgated thereunder (“FATCA”), any agreement between USB and the United States or any authority thereof entered into for FATCA purposes or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA; or
•to any tax imposed as a result of any combination of the above.
The term “United States” means the United States of America, the States thereof (including the District of Columbia) and any other political subdivision or taxing authority thereof or therein affecting taxation, and the term “U.S. Alien” means any beneficial owner of a Note other than a beneficial owner of a Note that is (A) a citizen or resident of the United States; (B) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States, any of its states or the District of Columbia; (C) an estate whose income is subject to U.S. federal income tax regardless of its source; or (D) a trust which is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
Redemption for Tax Reasons
If USB has or will become obliged to pay Additional Amounts with respect to the Notes of a series as a result of any change in (including any announced prospective change), or amendment to, the laws or regulations of a Relevant Jurisdiction affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after May 14, 2024, and USB determines that such obligation cannot be avoided by the use of reasonable measures then available to it, USB may, at its option, at any time, having given not less than 10 nor more than 60 days’ prior written notice to holders of the Notes of the applicable series, redeem, in whole, but not in part, the Notes of such series at a redemption price equal to 100% of their principal amount, together with accrued but unpaid interest, if any, thereon to, but excluding, the redemption date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which USB would be obliged to pay such Additional Amounts if a payment in respect to the Notes of the applicable series were due on such date. Prior to the transmission or publication of any notice of redemption pursuant to this paragraph, USB will deliver to the trustee an officer’s certificate stating that it is entitled to effect such redemption and setting forth a statement of facts and including a written opinion of independent counsel selected by USB showing that the conditions precedent to its right to so redeem the Notes of the applicable series has occurred.

Restrictive Covenants
Subject to the provisions described under the section “— Consolidation, Merger and Sale of Assets,” the Indenture prohibits:
•the issuance, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

•the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

•the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank, if, after giving effect to the transaction and issuing the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, USB would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank or the bank which acquires the assets.
In the Indenture, USB also agreed that it will not create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed on:
•any shares of or securities convertible into voting stock of a principal subsidiary bank that USB owns directly or indirectly; or

•options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank that USB owns directly or indirectly, without providing that the senior debt securities of all series outstanding under the Indenture, including the Notes, will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, USB would own, directly or indirectly 80% or less of the shares of voting stock of the principal subsidiary bank.
The Indenture defines the term “principal subsidiary bank” as U.S. Bank National Association. The Indenture does not contain covenants specifically designed to protect holders from a highly leveraged transaction in which USB is involved.

Events of Default
The only events that constitute events of default under the Indenture with respect to each series of the Notes are:
•USB’s failure to pay any interest on any Note of such series when due and payable, which failure continues for a period of 30 days;

•USB’s failure to pay any principal of (or premium, if any, on) any Note of such series when due, which failure continues for 30 days; and
•specified events of bankruptcy, insolvency or reorganization of USB.
No other defaults under or breaches of the Indenture with respect to the Notes of a series will result in an event of default, whether after notice, the passage of time or otherwise. For example, the bankruptcy, insolvency or reorganization of U.S. Bank National Association, USB’s principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not directly constitute a default or event of default under the Indenture. For purposes of this section, with respect to the Notes, “series” refers to notes having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.
However, certain events may give rise to a covenant breach. A “covenant breach” would occur under the Indenture with respect to the Notes of a series upon:
•USB’s failure to make any sinking fund payment, when due, for a Note of any series, if applicable; or
•USB’s failure to perform any other covenant in the Indenture (other than a covenant default that would constitute an event of default described above or other than included in the Indenture solely for the benefit of a series of senior debt securities other than the applicable series of Notes), which failure continues for 60 days after written notice.
A covenant breach is not an event of default with respect to any of the Notes issued under the Indenture. For the avoidance of doubt, neither the trustee nor any holder is entitled to accelerate the maturity date of any Note, nor is the maturity date of any Note of a series otherwise accelerated, as a result of a covenant breach.
If an event of default occurs and is continuing on the Notes of a series outstanding under the Indenture, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount (or, if any of the Notes of such series are original issue discount notes, the amount payable at acceleration of maturity of such Notes to such holders) of all of the Notes of such series to be due and payable immediately, by notice as provided in the Indenture. At any time after a declaration of acceleration has been made on the Notes of a series, but before the trustee has obtained a judgment for payment, the holders of a majority in aggregate principal amount of the outstanding Notes of such series may, under some circumstances, rescind and annul this acceleration.
Subject to provisions in the Indenture relating to the duties of the trustee during a default, the trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of any Notes of a series then outstanding under the Indenture, unless the holders offer to the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee.
USB must furnish to the trustee, annually, a statement regarding its performance on some of its obligations under the Indenture and any default in its performance, including any covenant breach.
Modification and Waiver
Except as otherwise specifically provided in the Indenture, modifications and amendments of the Indenture generally will be permitted only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes of a series affected by the modification or amendment. However, none of the following modifications are effective against any holder without the consent of the holders of each outstanding Note of a series affected by the modification or amendment:
•changing the stated maturity of the principal of or any installment of principal or interest on any debt security;

•reducing the principal amount of, or premium or interest on any debt security;

•changing any of USB’s obligations to pay additional amounts;

•reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

•changing the place for payment where, or coin or currency in which, any principal of, or premium or interest on, any debt security is payable;

•impairing the right to take legal action to enforce any payment of or related to any debt security;

•reducing the percentage in principal amount of outstanding debt securities of any series required to modify, amend, or waive compliance with some provisions of the Indenture or to waive some defaults; or

•modifying any of the above provisions.
The holders of at least a majority in aggregate principal amount of the outstanding Notes of each series can waive, as far as that series is concerned, USB’s compliance with some restrictive provisions of the Indenture.
The holders of at least a majority in aggregate principal amount of the outstanding Notes of each series may waive any past default under the Indenture, including a covenant breach, except:
•a default in the payment of principal of, or premium, or interest on any senior debt security; or

•a default in a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.
The Indenture provides that, in determining whether holders of the requisite principal amount of the outstanding Notes of a series have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of the Notes of such series:
•the principal amount of an original issue discount note considered to be outstanding will be the amount of the principal of that original issue discount debt security that would be due and payable as of the date that the principal is determined at declaration of acceleration of the maturity of that original issue discount note; and

•the principal amount of a note denominated in a foreign currency or currency unit that is deemed to be outstanding will be the U.S. dollar equivalent, determined on the date of original issuance for that note, of the principal amount (or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the amount determined as provided in the bullet point above).
Consolidation, Merger and Sale of Assets
Without the consent of the holders of the outstanding Notes of each series, USB cannot consolidate with or merge into another corporation, partnership or trust, or convey, transfer or lease substantially all of its properties and its assets, to a corporation, partnership or trust (other than any such conveyance, transfer or lease to one or more of its subsidiaries) unless:

•the successor entity is organized or validly existing under the laws of any domestic jurisdiction and assumes USB’s obligations on the Notes and under the Indenture;

•immediately after the transaction, there would not be an event of default or covenant breach under the Indenture, and no event which, after notice or the lapse of time, would become an event of default or covenant breach under the Indenture, shall have occurred and be continuing; and

•other conditions are met.
Trustee, Paying Agent and Exchange Rate Agent
The trustee for each series of Notes is Citibank, N.A. USB has designated U.S. Bank Europe DAC, UK Branch as its paying agent and U.S. Bank Trust National Association as its exchange rate agent for the Notes.
Governing Law
The Indenture is, and the Notes are, governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry Delivery and Settlement
Each series of Notes was issued in book-entry form represented by a master global note (each, a “global note,” and together, the “global notes”) in registered form deposited with, or on behalf of, a common depositary for Clearstream and Euroclear, and registered in the name of such common depositary or its nominee. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated Notes, except in limited circumstances.
Exchange of Global Notes for Certificated Notes – Subject to certain conditions, the Notes of a series represented by global notes are exchangeable for Notes of the same series in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:
•Clearstream, Euroclear or any successor thereto notifies USB that it is unwilling to act as a clearing system for the Notes of such series or ceases to be a clearing agency registered under the Exchange Act;
•USB, at its option, notifies the trustee in writing that it elects to cause the issuance of certificated Notes for such series; or

•there has occurred and is continuing an event of default with respect to the applicable series of Notes.
In all cases, definitive notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).